                                                                    EXHIBIT 10.7

                        INTERACTIVE SERVICES AGREEMENT
                                  COVER SHEET


This Interactive Services Agreement ("Agreement"), of which this page is a cover sheet "Cover Sheet"), is entered into between America Online, Inc., a Delaware corporation ("AOL"), with offices at 22000 AOL Way, Dulles, VA 20166, acting through its subsidiaries Netscape Communications Corporation ("Netscape") and Digital City, Inc. ("DCI"), (collectively, "ND" and respectively, "N/D"), and iOwn, Inc., a California corporation "Participant"), with offices at 118 King Street, Suite 225, San Francisco, CA 94107, effective as of the date of AOL's signature below ("Effective Date").

Brief Description of Service: Participant will develop and manage, subject to
----------------------------
the terms of this Agreement, (i) a co-branded mortgage center for Netscape Netcenter ("Netscape Mortgage Center"); and (ii) a co-branded mortgage area for DCI ("DCI Mortgage Area", collectively with the Netscape Mortgage Center, "Mortgage Areas") which will contain consumer oriented home financing content, community programming, access to a variety of home financing providers, functionality that enables Netscape Members and DCI Members, respectively, to search for competitive home financing rates and the ability to complete online applications for mortgages, equity lines and home refinancing. A detailed description of the Service is set forth in Exhibit A.

Territory:                         United States

Local Language:                    U.S. English

Service Period:                    [*], except as
                                   otherwise extended by the terms of this
                                   Agreement.

Addresses for Notice:

iOwn, Inc.                         America Online, Inc.
118 King Street, Suite 225         22000 AOL Way
San Francisco, California 94107    Dulles, VA 20166
Attn: Chief Financial Officer      USA
Fax: 415-908-6430
                                   Attn: Deputy General Counsel
                                   Fax: 703-265-1105
                                   Attn: Sr. Vice President for Business Affairs
                                   Fax: 703-265-1206
Copy to:

Perkins Coie, LLP
2420 Sand Hill Road, Suite 203
Menlo Park, CA 92045
Attn: Buddy Arnheim

[*] Confidential Treatment Requested
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The parties hereto have executed this Agreement as of the Effective Date.

               PARTICIPANT                    AMERICA ONLINE, INC.

By: /s/ Edward Plater Hoyt            By: /s/ Kent Wakeford
   -------------------------------       -------------------------------

Name: Edward Plater Hoyt              Name: Kent Wakeford
     -----------------------------         -----------------------------
Title: President                      Title: Director - Business Affairs
      ----------------------------          ----------------------------
Date: June 30, 1999                   Effective Date: June 30, 1999
     -----------------------------                   -------------------
Tax ID/EIN#:________________

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This Agreement includes the following Exhibits:

Exhibit A:        The Service

Exhibit B:        Priority Response Times

Exhibit C:        Payment

Exhibit D:        User Registration and Privacy

Exhibit E:        Usage Reporting Requirements

Exhibit F:        Definitions

Exhibit G:        General Terms and Conditions

Exhibit H:        Named Entities

Exhibit I:        Participant Content for Index Page

Exhibit J:        Detailed Netscape Carriage Plan

Exhibit K:        Participant Standard Report

Exhibit L:        Press Release

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

                        INTERACTIVE SERVICES AGREEMENT

In consideration of the mutual covenants contained herein, the parties agree as follows:

1.   LICENSE GRANT
     -------------

1.1  Participant License.  Participant hereby grants to N/D, a non-exclusive,
     -------------------
worldwide and royalty-free right to store, display, perform, frame, reproduce, distribute, re-distribute, transmit, re-transmit and otherwise use the: (i) Service and (ii) Licensed Content, including any data, information, content and other intellectual property included in the Licensed Content within the Netscape Network and DCI Network.

2.   THE SERVICE
     -----------

2.1  Description of Service. Participant will provide N/D, with the Licensed
     ----------------------
Content and other technology and services as may be required under this Section 2 and Exhibit A (the "Service") for inclusion in the Netscape Network and DCI Network and as otherwise set forth in Exhibit A. Participant grants N/D the option, in their respective discretion, to add any new content developed by Participant and made available to its partners to the Service. Participant also grants N/D the option, in their respective discretion, to add links for the Licensed Content to supplement third party content, on the Service Index Page. The Service does not include the Index Pages, however, it does include Service Index Pages. Traffic on all Service Pages and Index Pages shall be considered to be N/D traffic, as appropriate. The specifications for the Service are set forth within the mock-ups and site maps, if any, provided as part of Exhibit A.

2.2  Index Pages. The Index Pages will be produced, hosted, served and
     -----------
maintained on N/D servers, as appropriate. Each such page will include areas for co-branding, advertising, content and sponsorships. Participant will provide to N/D, without limitation, the content listed on Exhibit I for use on the Index Pages. N/D may add additional sections and services to the Service Index Page from time to time.

2.3  Service Pages.  N/D shall provide the specifications and production
     -------------
schedule (if any) for the navigation, templates (including headers and footers), architecture, and look and feel of the Service Pages in accordance with the mock-ups and site maps, if any, provided as part of Exhibit A. N/D may amend the content required on the Service Pages and/or the mock-ups or site maps provided as part of Exhibit A from time to time upon reasonable notice to Participant and, if Participant is unable to provide any such amended content, then N/D may supplement the Service accordingly. Notwithstanding the foregoing, Participant shall maintain substantially the same prominence, positioning and exclusivity as set forth in Exhibit A. The Service Pages shall not include any link outside of Netcenter or the DCI Service, respectively, other than Participant's Application Page. Where appropriate, Participant will modify links within the Service to re-circulate users to other N/D services. The Service Pages shall: (i) be served, produced and managed by Participant, including but not limited to hiring and managing creative, technical, customer support, and general staff as

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needed; (ii) be hosted and maintained solely on Participant's servers; (iii)
include a field providing search functionality to Netscape's Net Search link; and (v) be co-branded in accordance with Section 2.4. Participant acknowledges that all web site traffic on the Services is to be allocated to N/D and not Participant. Within twenty (20) days from the Effective Date, Participant will send a letter on Participant's letterhead, executed by an officer of Participant to Mr. Douglas McFarland of Media Metrix (35 East 21st Street Third Floor, New York, NY 10010), requesting that the site traffic for the Services be reassigned from Participant to N/D. The letter addressed to Media Metrix must include the URL for each of the Services. Such URL must be specific to N/D, such as netscape.iown.com and can not be an extension of a URL such as iown.com/netcenter. The procedure for reassigning web site traffic outlined in this Section 2.3, is subject to change without prior notice by Media Metrix. In the event that the procedure to reassign web site traffic is changed or Media Metrix is no longer the primary provider of web site audience measurements, Participant shall take whatever actions are necessary to insure that the allocation of all web site activity on each of the Services is allocated to N/D and not Participant, including, if necessary, hosting the Services on a netscape.com digitalcity.com domain respectively.

2.4  Co-Branding.  The Service Pages will be co-branded by N/D, as appropriate,
     -----------
and Participant in accordance with the site maps provided as part of Exhibit A (if any). The co-branding will be subject to N/D's Guidelines, as appropriate, and will include Participant's company name and logo. There may be certain Service Pages that are Participant branded only as mutually agreed in writing by the parties.

2.5  Service Implementation.  Participant shall provide updated content for the
     ----------------------
Service Pages and the Index Pages in a manner consistent with the descriptions, if any, set forth in Exhibit A or as N/D may reasonably require. Participant may not make any modifications, additions, or subtractions to the Service Pages as such Service Pages are described in Exhibit A without N/D's written permission. All content supplied by Participant for the Service will meet N/D's, as appropriate, performance requirements and specifications with regard to page size, loading speed and speed of access to database driven content as set forth in Exhibit A. Any Participant content used on the Mortgage Areas or the Netcenter Personal Finance Index Page or the Netscape Real Estate Index Page will include Participant attribution by using Participant's name and logo. Participant hereby grants N/D a nonexclusive, nontransferable, worldwide, royalty free license to use Participant's name and logo for such purpose subject to any Participant usage guidelines provided to N/D. Participant shall be responsible for the production, technology deployment, content programming, and creation of graphic user interfaces of the Service, all in accordance with Netscape's written Guidelines, as appropriate. N/D shall use reasonable efforts to consult with Participant in regard to Service Page design, however, N/D shall have final design approval right over all Service Pages. N/D shall be responsible for producing the specific design and user interface elements (e.g. graphics, html, etc.) of each template utilized in publishing the Mortgage Areas. The Service shall use substantially the same technology and advantages that Participant uses in its own proprietary service(s), if any, unless otherwise mutually agreed by the parties. The Service shall not be substantially disadvantaged or suffer from inferior production, programming or performance

                                 Confidential
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relative to Participant's similar Internet services, or any similar Internet service that Participant might make available to, or operate on behalf of, third parties. The Service shall perform substantially in accordance with the performance standards of its own proprietary services, including, but not limited to, load time, timeliness of content, and quality of programming. Participant's obligation to produce the Service, including production services, technology deployment and content programming that meets or exceeds standards established by Participant on Participant's Web Site or services (or any web site or services Participant manages for any third party) and general industry standards is a material obligation of Participant under this Agreement.

2.6  Commerce.  Except as otherwise set forth in this Agreement, Participant
     --------
shall not conduct any merchandising through the Service Pages through auctions, clubs or any other method, other than home financing, without N/D's prior written consent.

2.7  Advertising.  Participant shall ensure that Netscape Members and DCI
     -----------
Members accessing the Service Pages and linking to the Participant Web Site from the Service Pages do not receive advertisements, promotions or links for any entity reasonably construed to be in competition with the Netscape Network or DCI Network, as appropriate, with Netscape Network software or Products or otherwise in violation of the applicable Netscape Network or DCI Network then-standard advertising policies or exclusivity commitments or other contractual preferences to third parties.

2.8  Service Name.  The Service name will be as mutually agreed upon by N/D, and
     ------------
Participant. If the Service name includes a co-branding component that is not generic or descriptive, Participant shall not independently use the Service name without N/D's prior written consent nor shall Participant use the Service name with N/D's name, as appropriate, expunged.

2.9  Technical Support.  Participant will provide technical support to N/D to
     -----------------
ensure that content is correctly received and displayed by N/D in accordance with the priority response times set forth as Exhibit B. Participant shall appoint a technical contact to whom N/D, may address all technical questions relating to the Service, and use its best efforts to promptly remedy any material malfunctioning of the Service. Participant shall be solely responsible for the purchase, implementation, maintenance and support of all software and hardware required to fulfill its obligations under this Agreement. N/D shall provide Participant with reasonable amounts of technical support and shall provide consolidated account management. In the event Participant requires extraordinary levels of N/D technical support, N/D will provide technical support to Participant upon N/D standard terms, conditions and rates.

2.10 Quality Assurance.  Participant shall provide N/D with a quality assurance
     -----------------
("QA") test plan and results satisfactory to N/D or a test plan and results from a N/D approved QA testing laboratory (at the cost of the Participant). The tests will cover the below browsers on both Mac and Windows operating systems:
Navigator/Communicator 4.0x; Navigator 3.04;

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Navigator 2.02/1.12/1.22 (32 bit only); Internet Explorer 4.x (Windows only);
and Internet Explorer 3.x (Windows only).

3.   PAYMENT
     -------

For the mutual benefits provided under this Agreement, payments shall be made in the amount and subject to the terms set forth in Exhibit C.

4.   NETSCAPE PROGRAM REQUIREMENTS
     -----------------------------

(This Section Applies to the Netscape Mortgage Center Only)

4.1  User Registration. If end users are required to register to access certain
     -----------------
features within the Service, the Service's user registration processes will be integrated with Netscape's "Universal Registration" system and be consistent with Netscape's then-current privacy policy, each as set forth on Exhibit D.
The parties will use best efforts to integrate the Participant and Netscape user registration processes using the Netcenter universal registration SDK, unless such integration meaningfully reduces the ratio of users completing registration versus users viewing the registration page or is prohibited by the privacy policy of either party.

4.2. Core Services.  Participant will integrate Netscape's then-current
     -------------
Core Services into the Service. Netscape may modify the Core Services from time to time and notify Participant of any such changes for the Service.

5.  NETSCAPE PRODUCTS AND TECHNOLOGY
    --------------------------------

(This Section Applies to the Netscape Mortgage Center Only)

5.1  Use and Promotion of Netscape Technology. Participant will: (i) within the
     ----------------------------------------
Service, ensure compatibility with the client software used by Netcenter members, especially the latest version of Netscape Communicator client software;
(ii) consider the use of at least one current version of Netscape core Web server software product to maintain Participant's Web Sites, to be obtained by Participant pursuant to Netscape's standard licensing terms; (iii) display the "Netscape Now" button (or successor Netscape marketing button) prominently on the Participant's Web Site on the Service Pages, on any page to which the Service links (except links to third party advertisers), and on any page on Participants Web Site which contains an unpaid virtual button or other text or graphic for any third party Internet client or server software, software provider or online service; and (iv) promote only Netscape client and server software and online services within the Service.

5.2. Course of Dealing. In consideration of the treatment of the Service as a
     -----------------
fundamental part of the Netcenter service, until such time as Microsoft fully publicly documents and makes available its operating systems' programming interfaces sufficiently to enable

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Netscape to make use of all of the facilities and resources of those operating systems on a basis equal to that of Microsoft Participant agrees to the following:

5.2.1  No Disadvantage.  Participant shall not make any content available solely
       ---------------
to users of client software or services other than Netscape's, or disfavor or disadvantage users of Netscape client software or services in any way relative to users of other Internet client software or services.

5.3.   No Disabling.  Participant shall not provide or implement any means or
       ------------
functionality that would (i) alter, modify or enable end users to alter or modify, any Netscape client software, standard user interface or configuration (collectively, the "Software"), (ii) disable any functionality of the Software or any other Internet browser software, or (iii) modify the functioning of pages served from Netscape's Web Site.

5.4.   E-Mail Link.  Participant shall make commercially reasonable efforts to
       -----------
include on the Service Pages an email link that users of Participant's proprietary service can use to direct questions or help requests to Participant. Participant will use reasonable efforts to reply promptly, but in any event within 1 business day, to any such question or help request.

6.     PRESS PLANS
       -----------

Participant and N/D agree to participate in a joint press announcement regarding the Service that will take no later than ten (10) business days from the Effective Date of this Agreement, unless the parties mutually agree otherwise. The parties shall agree to the form and content of the joint press release which shall be in substantial form as outlined in Exhibit L.

7.     TERM & TERMINATION
       ------------------

7.1.   Term. Unless earlier terminated as set forth herein, the initial term of
       ----
this Agreement shall commence on the Effective Date and expire [*] from the Effective Date, except as otherwise extended by the terms of this Agreement. This Agreement may be extended by mutual written agreement of the parties. The parties agree that the term can be extended for a maximum of [*] successive periods (each, an "Extension Term"). Each Extension Term shall be for [*], at AOL's option for each Extension Term. AOL shall notify Participant if it desires to extend and the period selected for the Extensions Term by providing Participant with written notice of such election (which notice shall specify whether AOL elects for such Extension Term to be for [*] no later than sixty
(60) days prior to the expiration of the initial term or the then-current Extension Term, as the case may be. An Extension Term will not require placement fees in addition to those described in Exhibit C, however, all other fees shall continue to accrue during such Extension Term.

7.2    Termination for Convenience.  [*]
       ---------------------------
Upon such termination, N/D shall have delivered [*]

[*] Confidential Treatment Requested

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[*] as set forth in Exhibit A and Participant shall have paid N/D [*] as a placement fee plus any accrued but unpaid revenue share set forth in Exhibit C. In the event that N/D has not delivered [*] as set forth in the foregoing sentence, N/D shall deliver [*] the difference [*] as set forth in Exhibit A. In the event that Participant has not paid N/D all accrued but unpaid revenue share set forth in Exhibit C plus at least [*] in placement fees, Participant shall pay any, accrued but unpaid revenue plus the difference between [*] and the amount actually paid to N/D for placement fees. In the event that Participant has paid more than [*] in placement fees, N/D will refund the overpaid revenue. In the event of a termination for convenience, the foregoing obligations set forth in this Section 7.2 shall survive the termination of the Agreement.

7.3    Termination for Breach.  Either party may terminate this Agreement at any
       ----------------------
time in the event of a material breach by the other party which remains uncured after thirty (30) days written notice thereof During the Term of this Agreement, if AOL (i) ceases to promote, market and develop the standard Netscape browser or (ii) if the default page of the standard Netscape browser ceases to be the Netcenter home page, then AOL is in material breach of this Agreement, subject to the terms of this Agreement.

7.4.   Termination for Bankruptcy/Insolvency. Either party may terminate this
       -------------------------------------
Agreement, immediately following written notice to the other party if the other party (i) ceases to do business in the normal course, (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

7.5.   Performance-Based Termination.  AOL may terminate this Agreement upon
       -----------------------------
thirty (30) days written notice to Participant if AOL determines, in its reasonable discretion, that the Service is underdelivering a significant majority of traffic after [*] or if any regulation or law makes provision of the Service commercially unreasonable.

7.6.   Site and Content Preparation.  Except as otherwise set forth in Exhibit
       ----------------------------
A, Participant shall achieve Site and Content preparation within sixty (60) days from the Effective Date of this Agreement. "Site and Content Preparation" shall mean that Participant shall have completed production of the Service and the Licensed Content in accordance with this Agreement and completed all other necessary work to prepare the Service and the Licensed Content and any other related areas or screens to launch on the Netscape Network and DCI Network, as contemplated hereunder. In the event Participant has not achieved Site and Content Preparation within ninety (90) days from the Effective Date of this Agreement, then in addition to any other remedies available, AOL shall have the right to terminate this Agreement by giving Participant written notice thereof. If Participant is delayed in achieving Site and Content Preparation due to a failure by AOL to perform its obligations under this Agreement and Participant notifies AOL in writing of such failure and the resulting delay,

[*] Confidential Treatment Requested

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then the sixty (60) day and ninety (90) day periods referenced in this Section shall each be extended by the amount of time of Participant's delay solely attributable to such failure by AOL

7.7.   Rights Upon Termination or Expiration.
       -------------------------------------

7.7.1. AOL Rights.  Upon termination or expiration of this Agreement, AOL shall
       ----------
have the right, without any additional payment, charge or royalty to Participant, to produce versions of the Service that do not include Participants proprietary technology, logo or name or all other intellectual property but that might employ a graphic user interface or underlying technology that is substantially similar to the graphic user interface or underlying technology of the Service. AOL shall not be liable to Participant in the event of termination, expiration or failure to agree upon an extension of the term of this Agreement for compensation, reimbursement or damages on account of the loss of prospective profits, or anticipated sales, or on account of expenditures, investments, leases or commitments in connection with the business or goodwill of Participant.

7.7.2. Participant Rights.  In the event of termination based upon (i) material
       ------------------
breach by AOL or (ii) performance-based termination as described in Section 7.5 above, Participant will receive from AOL either (i) a prorated refund of placement fees; or (ii) an advertising package of equivalent value, at Participant's option. All other fees due AOL prior to the termination date shall be due and payable as provided for in this Agreement.

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                             EXHIBIT A: THE SERVICE

Exhibit A-1:    Description of the Service

A.   Participant Responsibilities.
     ----------------------------

1.   The Service. Participant will develop and manage, subject to the terms of
     -----------
this Agreement, (i) a co-branded Netscape Mortgage Center; and (ii) a co-branded DC1 Mortgage Area which will contain consumer oriented home financing content, community programming, access to a variety of home financing providers, functionality and other content as mutually agreed in writing, that enables Netscape Members and DCI Members, respectively, to search for competitive home financing rates and the ability to complete online applications for mortgages, equity lines and home refinancing.

2.   Programming Plan and Features. Participant will create a programming plan
     -----------------------------
for the features to appear on the Mortgage Areas, which will be subject to N/D's acceptance. The following list of features will be included in such programming plan:

  . Consumer-oriented educational information focused on mortgage/home equity products;

  . Integrated financial calculators used to make decisions around purchasing/refinancing a home;

  .  Single online mortgage application to a variety of lenders;

  .  Pre-qualification capability;

  . Unbiased, customizable search capability to deliver best product to suit individual needs;

  . Lender coverage in substantially all major U.S. markets including NY, CA, PA, TX, MA, D.C.; and

  . Current mortgage rate information (provided in Netscape's RDF-based feed format or other format as Netscape may reasonably specify);

  .  Minimum of ten national mortgage lenders.

3.   Quality of Service. Participant will provide N/D a most favored nation
     ------------------
status in regard to quality, price and terms and conditions for any online product offered on its Web Site relative to any online product within the Service, including rate quoting and mortgage application services. Additionally, Participant agrees that the Service will at all times be reasonably competitive with the functionality, content and overall quality of all Mortgage Aggregators competing with the Service.

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4.   Ad Inventory. During the Term of the Agreement, Participant will deliver at
     ------------
no cost to N/D up to [*] of its ad inventory through banners, including ROS, dependent upon remnant availability

5.   AOL Products.  Participant will incorporate any AOL created or co-branded
     ------------
mortgage products within the Service (the mortgage products will not include any aggregation products).

B.   N/D Responsibilities.
     --------------------

1.   Look and Feel.  N/D will be responsible for maintaining and controlling the
     -------------
Netscape Look and Feel and DCI Look and Feel, respectively, for the Mortgage Areas. N/D will also be responsible for the organization of the site template screen inventory and the editorial discretion of the Service for content substantially unrelated to home financing and for links and transactive services that are not related to home financing. Participant shall be responsible for the organization of the substantive content on the site and the editorial discretion of the Service other than as provided for above. In no case will N/D request changes to Participant's logo.

2.   Advertising.  N/D will be responsible for serving and selling advertising,
     -----------
revenue generating and promotional positions (including sponsorships) within the Service. All promotional, advertising, sponsorship or otherwise commercial elements within Participant's own proprietary service is excluded from the Service. N/D reserve certain promotional/revenue positions within the Service for their respective existing advertisers pursuant to preexisting obligations and will not share revenue arising out of such existing obligations. Revenue share shall be as set forth in Exhibit C. Notwithstanding the foregoing, Participant may integrate third party content without revenue sharing, to improve the Service provided that such content is integrated in a similar manner on both the Service and Participant Web Site.

3.   Promotional Commitments. In accordance with the Carriage Plan incorporated
     -----------------------
herein as Exhibit A-2, Netscape and DCI will provide Participant with the following: (a) permanent positioning within the Netscape Mortgage Center and DCI Mortgage Area; (b) promotional and navigational links to the Netscape Mortgage Center and DO Mortgage Area throughout Netcenter and DCI Real Estate main page, as applicable; (c) promotion of the Mortgage Areas and Service within Netcenter and DO Service through a banner advertising program; and (d) Netscape will promote the Mortgage Center and Service through a Netcenter search program. Further, Netscape and Participant will work together to make mortgage related information and links available through Netcenter's Site Central service for its Real Estate related pages and templates. All banners promoting the Service will be created by Participant and will be subject to approval by N/D. In the editorial features within the Mortgage Center and Mortgage Areas, N/D will make reasonable efforts to promote content and functionality provided by Participant over any similar content and functionality provided by other N/D content partners.

[*] Confidential Treatment Requested

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4.   Restrictive Provisions.
     ----------------------

     (a) Mortgage Aggregators.  N/D will not offer paid content, banners or
         --------------------
links to Mortgage Aggregators within the Mortgage Areas, Mortgage Center, the Service and the Netscape and DCI Real Estate Channels and in no event will N/D offer any content, banner ads or links from Participant's list of Named Entities within such areas. DCI will have a period of 45 days from the Effective Date in order to complete or terminate preexisting obligations with Mortgage Aggregators. In addition, Netscape will not offer paid content or links to Mortgage Aggregators within the Netscape Personal Finance Channel. "Mortgage Aggregators" means third party mortgage aggregators that provide access to rate quotes from multiple mortgage providers or online applications to multiple mortgage providers.

     (b) Mortgage Originators. Netscape will not offer paid content, banners or
         --------------------
links to third party mortgage originators within the Mortgage Areas, Mortgage Center, or the Service, except for content, banners and links provided to
                        ----------
Citibank or for two mortgage originators above the fold in the space Citibank currently holds in the Mortgage Center, as set forth in the mock up, or any equivalent position pursuant to Netscape's preexisting contractual obligations. In no event will any Netscape existing obligation exceed 25% of total banner inventory.

     (c) Mortgage Content.  Notwithstanding the restrictions listed in sections
         ----------------
(a) and (b) above, in any editorial features that link to an external site from the Mortgage Areas or from the Mortgage Center, N/D will make commercially reasonable efforts to promote content and functionality provided by Participant over any similar content and functionality provided by other N/D content partners; provided that, no such content and functionality shall be provided by any mortgage aggregator listed in Participant's list of Named Entities set forth on Exhibit H, without the mutual consent of the parties.

5.   Impression Guarantee. For the Term of this Agreement, N/D agrees to
     --------------------
[*]

[*] Confidential Treatment Requested

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[*]

[*] Confidential Treatment Requested

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[*]

[*] Confidential Treatment Requested

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DCI will make commercially reasonable efforts to place ROS banners on pages which do not have permanent placements.

III. Determination of Tiers
     ----------------------

The following table provides a general framework for determining Performance Tiers.

     Description of Tiers
     --------------------

[*]

[*] Confidential Treatment Requested

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                    EXHIBIT A-3 MOCK UPS:  "MORTGAGE CENTER"

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                       EXHIBIT B: PRIORITY RESPONSE TIMES

Participant shall provide to N/D support services for the Service consistent with the following support obligations:

1. OBLIGATIONS
   -----------

1.1. Error Reporting. Errors may be reported on a 24 hours per day, 365 day per
     ---------------
year basis. During normal business hours, Participant's technical staff shall be available to receive Error reports directly from end users or N/D by telephone. Outside of normal business hours, Errors may be reported by pager, electronic mail, voice mail, fax or telephonic recording capability. Participant shall provide N/D with a pager number for both a primary and secondary pager which will be carried by appropriate support personnel at all times and to which Errors may be reported at any time.

1.2. Support Requests. Participant will Respond and use best efforts to correct
     ----------------
or provide a Workaround to Priority 1 and Priority 2 Errors that N/D or end users identify, classify and report; and will use reasonable commercial efforts to Respond to other Errors within the time frames set forth below.

----------------------------------------------------------------------------------------------------------------------
 Priority Error       Title and Explanation             Notification        Status Reports (in     Target Repair Time
                                                    Mechanism & Required    Response to Errors)
                                                      Time to Respond
----------------------------------------------------------------------------------------------------------------------
1                           Fatal Error -               Voice or Pager:           Twice Daily             2 days
                      No useful work can be done.       15/30 minutes              (7x24)                 (7x24)
                                                        7x24 coverage
----------------------------------------------------------------------------------------------------------------------
2                           Severe Impact -             Voice or Pager           Twice Daily              5 days
                  Functionality disabled. Errors which      1 hour
                    result in a lack of application      7x24 coverage
                  functionality or cause intermittent
                            system failure.
----------------------------------------------------------------------------------------------------------------------
3                         Degraded Operations -         Voice or Pager              Daily           10 business days
                      Errors causing malfunction of        1 hour              (business days)
                        non-critical functions.         E-mail 8 hours
                                                     business day coverage
--------------------------------------------------------------------------------------------------------------------
4                           Minimal Impact -            Voice or Pager              Weekly            Next Release
                      Attributes and/or options to         2 hours              (business days)
                       ancillary features do not        E-mail 8 hours
                          operate as stated.         business day coverage
--------------------------------------------------------------------------------------------------------------------
5                        Enhancement Request.           Voice or Pager            Weekly            No Requirement
                                                          8 hours              (business days)
                                                     business day coverage
--------------------------------------------------------------------------------------------------------------------

                                 Confidential

                               EXHIBIT C: PAYMENT

1.  Placement Fee. Participant will pay AOL a total placement fee of [*]
    -------------
for guaranteed placement on Netcenter and the DCI Service. Payments shall be due as follows:

             [*]

2.  Revenue Share.
    -------------

    (a) Participant shall also pay AOL [*] for every Netscape Sourced Member or DCI Sourced Member clicking to the first mortgage application data entry page (currently requires obtaining a password) starting with the [*] Member, (as aggregated among the various N/D Members), establishing a password on the Full Application or Pre-Approval sections of the Service (e.g., enters email and password and clicks "New User" button on the loan application index page http://loanforms.iown.com/secure/pw.dll/checkpwcurrent) (a "Registrant").
------------------------------------------------------

    (b) N/D shall pay Participant [*] of the banner Net Revenue from advertisers on the Service. "Net Revenue" shall mean gross revenues minus [*]. Parties will discuss AOL's right to sell advertisements or Participant's Web Site.

3.  Taxes. All payment amounts in this Agreement are in U.S. dollars and are
    -----
exclusive of any applicable taxes and shall be made free and clear of without reduction for, (and Participant shall be responsible for and shall indemnify Netscape against) any applicable U.S. and foreign, state and local taxes, value added or sales taxes, withholding taxes, duties or levies and assessments, howsoever designated or computed, pertaining to the payments under this Agreement (excluding taxes based upon the net income of AOL). Participant shall promptly furnish AOL with tax receipts evidencing the payment of any taxes referred to in the preceding sentence. AOL and Participant shall cooperate with each other in minimizing any applicable tax and in obtaining any exemption from or reduced rate of tax available under any applicable law or tax treaty.

4.  Payment Schedule. Unless otherwise stated above, any payments due AOL under
    ----------------
this Agreement during the Term shall be payable 30 days from the end of each calendar quarter in which such payments are accrued. Unless otherwise stated above, any payment due Participant under this Agreement during the Term shall be payable 30 days from the end of each calendar quarter in which AOL has received payment for such shared revenue.

5.  Warrants. Participant will grant to AOL the following warrants to purchase 1
    --------
share of Participant's common stock at a strike price of $10 per share pursuant to a separate written warrant agreement:

[*] Confidential Treatment Requested

                                 Confidential

     .  Warrants for 25,000 shares of common stock on the Launch Date.

     . Additional warrants for 25,000 shares of common stock, if, after 12 months from the Launch Date, Netscape has delivered at least [*] of the total [*] Impressions and DCI delivers at least [*] of the [*].

[*] Confidential Treatment Requested

                                 Confidential

                    EXHIBIT D: USER REGISTRATION AND PRIVACY

I.    REGISTRATION PROCESS

To the extent that Participant desires to offer a registration process, Participant will be responsible for the implementation of the Service Registration. The functionality, design, and integration of the Service Registration process will be subject to Netscape's approval, terms and conditions as defined in this Agreement. Such specifications, terms and conditions may be revised by Netscape from time to time upon 30 days prior notice to Participant. Participant will implement changes within a 30 day period unless the parties mutually agree otherwise.

II.   DATA COLLECTED BY PARTICIPANT DURING SERVICE REGISTRATION PROCESS

Participant will determine the data to be collected in the Service Registration process considering Netscape's recommendations and technical restrictions. Participant shall use commercially reasonable efforts to transfer top level user registration information collected during the Service Registration process and data collected by any other means, to Netscape in real time data transfer, unless otherwise agreed to by the parties. Netscape reserves the right to request that the information collected during the Service Registration as identified above be supplied in a Netscape specified format and timeframe.

III.  USE OF PERSONAL DATA

Netscape and Participant shall jointly own and use all top level user registration information and Participant shall own all other end user application data and information obtained in connection with the Service and:
(i) shall have the right to aggregate such end user data and information and use such aggregated data only for such party's internal use and provision to Participant's strategic partners, except as required for legal, audit or tax purposes; and (ii) shall not disclose to any third party such end user data and information without the end user's prior approval; and (iii) may use information collected about the users during registration or from any other means ("End User Information") only for the purpose of marketing Netcenter programs or mortgage or home financing products to the users. It is a material obligation of this Agreement that Participant shall adhere to Netscape's then-current privacy policy, set forth at http://home.netscape.com/legal_notices/privacy.html or at such other URL as Netscape may designate from time to time. The parties will cooperate to create guidelines for Participant's disclosure of aggregate statistical information concerning Service's demographics and use to advertisers. If Netscape determines that Participant or third party in contract with Participant is not complying with the terms of use of personal data published on Netscape's Web Site at http:/home.netscape.com/netcenter/index.html, or such other URL as Netscape may determine from time to time, Netscape may provide notice to Participant under
Section 6.2 of the Agreement for material breach.

                                 Confidential

IV.  SOLICITATION OF NETSCAPE MEMBERS

Notwithstanding any other conditions of this Agreement, during the Term, neither Participant nor its agents will (i) solicit or participate in the solicitation of Netscape Sourced Members when that solicitation is for the benefit of any entity (including Participant) which could reasonably be construed to be or become in competition with Netscape or (ii) promote any services which could reasonable construed to be in competition with services available through Netscape. Participant may not send any Netscape Sourced Member unsolicited e-mail communications without a "Prior Business Relationship." For purposes of this Agreement, a "Prior Business Relationship" shall mean that the Netscape Sourced Member has either (i) applied for or purchased Products from Participant or (ii) voluntarily provided information to Participant through a contest, registration, or other communication, which included clear and conspicuous notice to the Netscape Sourced Member that the information provided by the Netscape Sourced Member could result in an e-mail being sent to that Netscape Sourced Member by Participant or its agents. A Prior Business Relationship does not exist solely by virtue of a Netscape Sourced Member's visit to the Service (absent the additional elements described above). In any commercial e- mail communications to Netscape Sourced Members which are otherwise permitted hereunder, Participant will provide the recipient with a prominent and easy means to "opt-out" of receiving any future commercial e-mail communications from Participant.

                                 Confidential

                    EXHIBIT E: USAGE REPORTING REQUIREMENTS
                    ---------------------------------------

Upon mutual agreement of the parties, not to be unreasonably withheld, N/D may, from time to time, modify (e.g., replace, add or delete): (a) the format of the reports required, (b) the frequency of the reports, or (c) the data required therein, upon reasonable advance notice to Participant.

All of the foregoing usage reports shall be delivered separately for each Territory.

1.  Report Frequency.

The weekly report period is Friday to Thursday, with weekly reports due the following day, Friday by noon PST.

2.  Report Delivery

The report shall be emailed to [*] for Netscape and [*] for DCI in the Weekly Report Format.

3. Page View Weekly Report Specifications: The report must cover the following information:

3. 1. Breakdown of Total Page
Views by day for the entire co-branded site.

4.  Participant Information

Participant provides to Netcenter and DCI Report Teams the following information upon execution/signature of contract:

    - Participant Name

    - Participant Contact Name

    - Participant phone number and e-mail

    - Participant technical contact phone, pager and e-mail

5.  Page View Weekly Report Format

The following example is received weekly by NOON Thursdays via e-mail to: [*] for Netscape and [*] for DCI Subject: Partner Traffic Report for
<Participantname> from <mm-dd-yyyy> through <mm-dd-yyyy>

[*] Confidential Treatment Requested

                                 Confidential
                                      -22-
date,mm-dd-yyyy,mm-dd-yyyy,mm-dd-yyyy,mm-dd-yyyy,mm-dd-yyyy,mm-dd-yyyy,mm-dd-
yyyy Total Page Views, xl,x2,x3,x4,x5,x6,x7

    Definitions

    date = mm-dd-yyyy

    channelname = an alphanumeric string excluding colons (:), or commas (,). Spaces are allowed. subchannelname = an alphanumeric string excluding embedded colons (:), or commas (,), separated from a channel by a colon. Spaces are allowed.

    xl,x2,x3... = the actual number of Page Views for each date.

    Example
    [*]

6.  Participant Standard Report

Participant will provide to Netscape and DCI Report Teams the report as more fully described in Exhibit K on a weekly basis.

7.  Access Logs

Access logs will be subject to review or audit by I/Pro, or another reputable third party auditor, at N/D's request in addition to the audit requirements set forth in the Agreement

8. Registrant Reports

Participant to furnish to N/D a monthly report of the total number of Registrants establishing a password during that monthly period.

9. N/D Reports

N/D will provide Page View data for the Impressions in the carriage plan on a quarterly basis, or more frequently, if generally available. The parties will work together to generate or track click-through data per creative element, if generally and technically available, on a quarterly basis or more frequently, if generally available and shall share such data. N/D will also provide ASIS reports, when implemented, for banners on a daily basis.

[*] Confidential Treatment Requested

                                 Confidential

                             EXHIBIT F: DEFINITIONS

DEFINITIONS.  The following definitions shall apply to this Agreement:
-----------

"Affiliates" means any corporation, partnership, joint venture or other entity or person controlled, controlling or under common control with Netscape or DCl, as applicable. For purposes of this definition, the term "control" shall mean the direct or indirect beneficial ownership of more than nineteen percent (19%) of the voting interests (representing the right to vote for the election of directors or other managing authority) in an entity.

"Channel(s)" or "sub-Channel(s)" means one or more of the topic-specific areas providing content and links on Netcenter or the DCI Service, all as determined by N/D from time to time, Core Services, e-commerce opportunities or links, and other tools, resources, and applications pertaining to the specific topic.

"Confidential Information" means any information relating to or disclosed in the course of negotiating and implementing the Agreement, which is, or should be reasonably understood to be, confidential or proprietary to the disclosing party, including, but not limited to, the content of negotiations between the parties, the material terms of this Agreement, information about Members, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections and marketing data and the number of users establishing a password on the Full Application or Pre-Approval sections of the Service. "Confidential Information" shall not include information (a) already lawfully known to or independently developed at any time by the receiving party, (b) disclosed in published materials, (c) generally known to the public, or (d) lawfully obtained from any third party and not required to be kept confidential.

"Content" means text, images, video, audio (including, without limitation, music used in time relation with text, images, or video), and other data, products, services, advertisements, promotions, links, pointers, technology and software.

"Core Servicee" means services and applications that generally apply to all N/D links or channels, as N/D may amend from time to time. As of the Effective Date, "Core Services" consist of discussion group, chat, personalization, personal home page, member directory, email, instant messaging, white and yellow pages and search features and functions.

"DC1 Subscribers" means users of the DCI Service.

"DCI Network" means (i) the DCI Service and (ii) any other service owned, operated, distributed, licensed, or authorized to be distributed by or through DCI or its Affiliates worldwide through which such party elects to offer the Licensed Content (which may include, without limitation, DCI-related Internet sites, and international versions of the DCI Service.

                                 Confidential

"DCI Service" means the standard, narrow-band U.S. version of the DCI brand service on the World Wide Web and on the AOL Service, whether accessed through the broad-band or narrow-band, specifically excluding (a) Any other DCI Interactive Site, (b) any international versions of the DCI brand service, (c) any independent product or service offered by or through the U.S. version of the DC1 brand service, (d) any programming or Content area offered by or through the U.S. version of the DCI brand service over which DCl does not exercise complete operational control (including, without limitation, content areas controlled by other parties and member-created content areas), (e) any programming or Content area offered by or through the U.S. version of the DCI brand service which is a branded subservice of such service, (f) any yellow pages, white pages, classifieds or other search, directory or review services or content offered by or through the U.S. version of the DCI brand service, (g) any property, feature, product or service which DCI or its affiliates may acquire subsequent to the Effective Date and (h) any other version of a DCl service which is materially different from the narrow-band U.S. version of the DCI brand service, by virtue of its branding, distribution, functionality, Content and services, including, without limitation, any co-branded versions and any version distributed through any broadband -distribution platform or through any platform or device other than a desktop personal computer.

"DCI Sourced Member" means a DCI Member who immediately accesses the Service from the DCl Service or has done so within 90 days.

"Error" means any instance where Participant-controlled portions of the Service do not substantially conform to agreed-upon features and specifications.

"Guidelines" means Netscape's then-current commercial design, operational, and usage guidelines which N/D may issue from time to time for the Services and the Netscape Network and DCI Network.

"Impression" means the appearance of a Participant banner, Participant button, Participant sponsorship or Participant integrated content served up on any page within Netcenter and DCI Service, or link directing a user of the Service to the Service Index Page, Service Pages or Participant's Web Site.

"Index Page" or "Index Pages" means that certain page or pages on Netcenter or the DCI Service that serves as a gateway from Netcenter to a specific Netcenter service or from a DCI Service to a specific DCI service, which gateway contains a listing, or "index" of all services that are related to a certain topical link, or "Channel." The Index Pages may consist only of the Service Index Page, or any index page that may link from Netcenter or the DC1 Service to the N/D Channel or N/D sub-Channel.

"Interactive Service" means an entity offering one or more of the following: (i) online or Internet connectivity services (e.g., an Internet service provider);
(ii) an interactive site or service featuring a broad selection of aggregated third party interactive content (or navigation thereto) (e.g., a navigational service or search and directory service) and/or marketing a broad

                                 Confidential
selection of products and/or services across numerous interactive commerce categories (e.g., an online mall or other leading online commerce site); (iii) a persistent desktop client; or (iv) communications software capable of serving as the principal means through which a user creates, sends or receives electronic mail or real time or "instant" online messages (whether by telephone, computer or other means), including without limitation greeting cards.

"Launch Date" means the date the Netscape Mortgage Center Service is in place and functioning on Netcenter.

"Licensed Content" means all Content provided by Participant or its agents to N/D or their Affiliates for distribution through the Netscape Network or DC1 Network in connection with die subject matter of this Agreement.

"Members" means Netscape Members and/or DCI Members.

"Mortgage Center" means the co-branded area within Netscape as described in Exhibit A and Exhibit J and which is represented as a general mock-up in Exhibit A-3.

"Netcenter" means the standard, narrow-band U.S. version of the Netscape Netcenter internet based interactive site marketed under the "Netcenter" brand, whether accessed through the broad-band or narrow-band, without exclusivity specifically excluding (a) any other Netscape or Netscape Affiliate owned or operated internet based interactive sites, (b) the international versions of Netcenter or any similar Netscape or Affiliate service or interactive site; (c) "Netscape AOL Instant MessengerTm," "Netscape Custom Netcenter," Netscape WebMail, or any similar independent product, service or property which may be offered by, through or by Netscape; (d) any programming or content area offered by or through the U.S. version of the Netcenter brand service over which Netscape does not exercise complete operational control (including, without limitation, Content areas controlled by other parties), (e) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the U.S. version of the Netcenter brand service,
(f) any property, feature, product or service which Netscape or its Affiliates may acquire subsequent to the Effective Date and (h) any other version of a Netscape service which is materially different from Netcenter by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded version of the service or any version distributed through any other distribution platform or through any platform or device other than a desktop personal computer.

"Netcenter Registration" means the portion of the registration that is maintained, hosted, and controlled by Netscape and applies to multiple services across Netcenter. Netcenter Registration includes the assignment of a user name, password, and the collection of core Netcenter user profile data including but not limited to: First name, Last name, Address, City, State, Country, Zip Code, Email Address and Age. Netscape Registration means any registration that is maintained, hosted, and controlled by Netscape and applies to Netscape's Web Site.

                                 Confidential

"Netscape Member" means authorized users of the Netscape Network, including without limitation both registered members and Visitors to Netscape's Web Site.

"Netscape Network" means (i) Netcenter and (ii) any other product or service owned, operated, distributed, licensed, or authorized to be distributed by or through Netscape or its Affiliates worldwide through which such party elects to offer the Licensed Content (which may include, without limitation, Netscape-related Internet sites, "offline" information browsing products, and international versions of the Netscape products or Netscape Web sites.

"Netscape Sourced Member" means a Netscape Member who immediately accesses the Service from Netcenter or has done so within 90 days.

"Netscape's Web Site" means the collection of Local Language HTML documents targeted at end users in the Territory and currently accessible by the public via the Internet at the URL http://home.netscape.com and/or at such other URL or locations as Netscape may designate. Netscape's Web Site does not include any future technologies or future uses of existing technologies which might embody a collection of documents (other than HTML documents) on the Internet.

"Page Views" means the units of measurement that represent the number of requests for a page of content. A page of content is, but is not limited to, a static page such as an HTML document or a dynamically generated page such as from a CGI script. Pages containing framesets shall not be counted as Page Views and only the pages within the frameset containing principle content shall be counted as Page Views.

"Participant's Web Site" means Participant's primary Local Language Web site, which is currently accessible by the public via the Internet at the URL http://www.iown.com.

"Products" means any product, good or service which Participant offers, sells or licenses to Members through (i) the Service and (ii) any web site linked to Participant' s Web Site.

"Respond" means and includes: taking and logging the Error call; in the case of Priority 1 Errors, providing to the reporting party an action/resolution plan within four (4) hours of initial call receipt and acknowledgment; and, in cases of Priority 1 and 2 Errors, making best efforts on a continuing basis to cure the Error until the Error is cured.

"Service" means the specific area within the Netscape Network and DCI Network, as described in Exhibit A and Section 2.1 of this Agreement, which shall be developed, managed or marketed by Participant pursuant to this Agreement, including but not limited to the Licensed Content, any functionality or services, message boards, chat and other Member supplied content areas contained therein (but excluding any site or area outside of Netcenter or the DCI Service that is linked to the Service (through a "pointer" or similar link) in accordance with the terms and conditions of this Agreement.).

                                 Confidential

"Service Index Page" means the page, linked to or accessible from Netcenter or the DCI Service, that serves as the first available point of entry for an end user accessing the Service from Netcenter or the Channel or sub-Channel or DCI Service.

"Service Pages" means all pages of the Service excluding the Index Pages.

"Term" means the period beginning on the Effective Date and ending upon the expiration or earlier termination of the Agreement. "Total Page Views" means the sum of all Page Views for all co-branded content hosted by the Participant.

"Unique Visitors" means the number of different Visitors who access a site within a specific time period as determined by N/D. To identify Unique Users, web sites need a unique identifier, which may be obtained through some form of user registration or identification system. The definition of "Unique Visitors" may be changed by N/D from time to time upon notice to Participant.

"Visitor" means an individual who interacts with a web site.

"Visits" means a series of page requests by a Visitor without a specified period of inactivity (usually 30 consecutive minutes). If a Visitor leaves the site and comes back within that specified period of inactivity, it is counted as part of the same Visit.

"Workaround" means a method by which a user of a product can, by making a limited number of procedural or programming changes in a product, prevent the occurrence or re-occurrence of an Error. Programming changes include adjustments to set-up and configurations files or other settings that do not require recompilation.

                                 Confidential

                    EXHIBIT G: GENERAL TERMS AND CONDITIONS

I. SERVICE PAGES


Contests.  Participant shall take all steps necessary to ensure that any
--------
contest, sweepstakes or similar promotion conducted or promoted through the Service (a "Contest') complies with all applicable laws and regulations. Participant shall provide N/D with (i) at least thirty (30) days prior written notice of any Contest and (ii) upon N/D's request, an opinion from Participant's counsel confining that the Contest complies with all applicable laws and regulations.

DCI Look and Feel.  Participant acknowledges and agrees that DCI shall own all
-----------------
right, title and interest in and to the Look and Feel of the Index Pages and the Service Pages (the "DCI Look and Feel"), excluding any Participant owned intellectual property. The distinctive and particular elements of graphics, design, organization, presentation, layout, user interface, navigation, trade dress and stylistic convention (including the digital implementations thereof) within the DCI Network and the total appearance and impression substantially formed by the combination, coordination and interaction of these elements.

Netscape Look and Feel.  Participant acknowledges and agrees that Netscape shall
----------------------
own all right, title and interest in and to the Look and Feel of the Index Pages and the Service Pages (the "Netscape Look and Feel"), excluding any Participant owned intellectual property. In addition, Netscape shall retain editorial control over the portions of the Service and Index Pages which frame the Licensed Content including without limitation the Index Page and Service Pages (the "Netscape Frames"). Netscape may, at its discretion, incorporate navigational icons, links and pointers or other Content into such Netscape Frames.

Management.  Participant shall review, delete, edit, create, update and
----------
otherwise manage all Content available on or through the Service, including but not limited to the Licensed Content and message boards, in a timely and professional manner and in accordance with the terms of this Agreement, the Guidelines, and any generally applicable service standards for interactive content providers published by N/D. In managing the Service, Participant agrees to refrain from editing or altering any opinion expressed by an end user within the Service, except in cases when Participant (i) has a good faith belief that the Content in question violates an applicable law, regulation, third party - right or portion of N/D's Terms of Service or (ii) obtains N/D's prior approval, as applicable. Participant shall ensure that the Service is reasonably current and well-organized, and shall employ all necessary procedures to insure the accuracy of the Licensed Content. Participant wan-ants that the Service and the Licensed Content: (i) will conform to N/D's Guidelines, as applicable (ii) will not infringe or violate any copyright, trademark, U.S. patent or any other third party right, including without limitation, any music performance or other music related rights; and (iii) will not contain any Content which violates any applicable law or regulation. N/D shall have no obligations with

                                 Confidential
respect to the Participant provided Content available on or through the Service, including, but not limited to, any duty to review or monitor any such Content.

Changes to the Netscape Network or DCI Network.  N/D reserve the right to
----------------------------------------------
redesign or modify the organization, structure, "look and feel," navigation and other elements of the Netscape Network and DCI Network, including without limitation, by adding or deleting channels, subchannels and/or screens. If N/D eliminates or modifies an area of the Netscape Network or DO Network in a manner that substantially modifies the nature of the distribution required under this Agreement in a material adverse fashion, N/D, as appropriate, will work with Participant in good faith to provide Participant with comparable distribution reasonably satisfactory to Participant. N/D shall use commercially reasonable efforts to provide Participant with prior written notice of such changes.

Duty to Inform.  Participant shall promptly inform N/D, as appropriate of any
--------------
information related to the Licensed Content which could reasonably lead to a claim, demand or liability of or against N/D and/or its Affiliates by any third party.

Response to Questions/Comments; Customer Service.  Participant shall respond
------------------------------------------------
promptly and professionally to questions, comments, complaints and other reasonable requests regarding the Licensed Content by end users or on request by N/D, and shall cooperate and assist N/D in promptly answering the same.

Classifieds.  To the extent Participant desires to implement any classifieds
-----------
listing features through the Service, Participant shall obtain N/D's prior written approval. Such approval may be conditioned upon, among other things, Participant's conformance with any then- applicable service-wide technical or other standards related to online classifieds.

Statements Through Netscape Network or DCI Network.  Participant shall not make,
--------------------------------------------------
publish, or otherwise communicate through the Netscape Network or DCI Network any deleterious remarks concerning N/D or their Affiliates, directors, officers, employees, or agents (including, without limitation, N/D's business projects, business capabilities, performance of duties and services, or financial position) which remarks are based on the relationship established by this Agreement or information exchanged hereunder. This section is not intended to limit good faith editorial statements made by Participant based upon publicly available information, or information developed by Participant independent of its relationship with ND and their employees and agents.

Harmful Content.  Participant is solely responsible for any liability arising
---------------
out of or relating to (i) the Service and/or (ii) any material to which users can link through the Service. If N/D becomes aware that the Service contains any material that violates any of the terms and conditions of this Agreement or any N/D policy, or that N/D otherwise deems likely to cause N/D material harm, then N/D will inform Participant and may elect not to include the offending Content or the Service in N/D's web sites. ND reserve the right not to include in

                                 Confidential

N/D's web sites all or any part of the Service that does not substantially conform to the terms set forth herein.

II.  TRADEMARKS
     -----------

Trademark License.  In designing and implementing Promotional Materials
-----------------
promoting the Service (as defined below) and subject to the other provisions contained herein, Participant shall be entitled to use the following trade names, trademarks and service marks of (a) Netscape: Netscape(R), Netcenter(TM), and the Netscape N and Design logo, and (b) DCI: Digital City, DCI and DCI's then current logo and N/D and their Affiliates shall be entitled to use the trade names, trademarks and service marks of Participant associated with the Service (collectively, together with the N/D marks listed above, the "Marks"); provided that each party: (i) does not create a unitary composite mark involving a Mark of the other party without the prior written approval of such other party and (ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other party's Marks in accordance with Netscape's then current trademark guidelines available at http://home.netscape.com/legal_notices/trademarks.html and applicable trademark law and practice.

Rights.  Each party acknowledges that its utilization of the other party's Marks
------
will not create in it, nor will it represent it has, any right, title or interest in or to such Marks other than the licenses expressly granted herein. Each party agrees not to do anything contesting or impairing the trademark rights of the other party, including registering or attempting to register the Marks of the Title as a trademark, service mark, Internet domain name, trade name, or any similar trademarks or name, with any domestic or foreign governmental or quasi-governmental authority which would be likely to cause confusion with the Marks. Licensee may not register or use the Marks or the Title or an abbreviation of the Marks of the Title as part of an Internet domain name.

Quality Standards.  Each party agrees that the nature and quality of its
-----------------
products and services supplied in connection with the other party's Marks shall conform to quality standards communicated in writing by the other party for use of its trademarks. Each party agrees to supply. the other party, upon request, with a reasonable number of samples of any Materials publicly disseminated by such party which utilize the other party's Marks. Each party shall comply with all applicable laws, regulations and customs and obtain any required government approvals pertaining to use of the other party's Marks.

Promotional Materials/Press Releases. Each party will submit to the other party,
------------------------------------
for its prior written approval, which shall not be unreasonably withheld or delayed, any marketing, advertising, press releases or other promotional materials related to the Service and/or referencing the other party and/or its trade names, trademarks and service marks (the "Promotional Materials"); provided, however, that, following the initial public announcement of the business relationship between the parties in accordance with the approval and other requirements contained herein, either party's subsequent factual reference to the existence of

                                 Confidential
a business relationship between N/D and Participant, including, without limitation, the availability of the Service on the Netscape Network and DCI Network, or use of screen shots of the Service (so long as the Netscape Network and /or DCI Network is clearly identified as the source of such screen shots) for promotional purposes shall not require the approval of the other party. Once approved, the Promotional Materials may be used by a party and its affiliates for the purpose of promoting the Service and the content contained therein and reused for such purpose until such approval is withdrawn with reasonable prior notice. In the event such approval is withdrawn, existing inventories of Promotional Materials may be depleted.

Infringement Proceedings.  Each party agrees to promptly notify the other party
------------------------
of any unauthorized use of the other party's Marks of which it has actual knowledge. Each party shall have the sole right and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto; provided, however, that each party agrees to provide the other party, at such other party's expense, with its reasonable cooperation and assistance with respect to any such infringement proceedings.

11.  REPRESENTATIONS AND WARRANTIES
     ------------------------------

Authorization.  Each party represents and warrants to the other party that: (i)
-------------
such party has the full corporate right, power and authority to enter into this Agreement, to grant the licenses granted hereunder and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such party, and the performance by such party of its obligations and duties hereunder, do not and will not violate any agreement to which such party is a party or by which it is otherwise bound; (iii) when executed and delivered by such party, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; (iv) such party's Promotional Materials, Licensed Content, Products, Services or any content or links added to the Service when used pursuant to this Agreement, will neither infringe on any copyright, U.S. patent or any other third party right nor violate any applicable law or regulation and (v) such party acknowledges that the other party makes no representations, warranties or agreements related to the subject matter hereof which are not expressly provided for in this Agreement.

Insurance.  Participant, at its sole cost and expense, shall secure and maintain
---------
adequate insurance coverage as is necessary, as a reasonable prudent business. Maintenance of the foregoing insurance shall in no way be interpreted as relieving Participant of any responsibility or obligation whatsoever and Participant may acquire, at its own expense, such additional insurance as Participant deems necessary. Participant assumes full and complete liability for all injuries to, or death of, any person, or for any damages to property arising from the acts or omissions of Participant. Participant shall provide evidence of insurance to N/D within 30 days of the Effective Date. Before any cancellation, Participant shall provide N/D with 30 days' advance written notice.

IV.  CONFIDENTIALITY
     ---------------

                                 Confidential

Each party acknowledges that Confidential Information may be disclosed to the other party during the course of this Agreement. Each party agrees that it will take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement, and for a period of three years following expiration or termination of this Agreement, to prevent the disclosure of Confidential Information of the other party, other than to its employees, or its other agents who must have access to such confidential Information for such party to perform its obligations hereunder, who will each agree to comply with this section. Notwithstanding the foregoing, either party may issue a press release or other disclosure containing Confidential Information without the consent of the other party, to the extent such disclosure is required by law, rule, regulation or government or court order. In such event, the disclosing party will provide at least five (5) business days prior written notice of such proposed disclosure to the other party. Further, in the event such disclosure is required of either party under the laws, rules or regulations of the Securities and Exchange Commission or any other applicable governing body, such party will (i) redact mutually agreed-upon portions of this Agreement to the fullest extent permitted under applicable laws, rules and regulations and (ii) submit a request to such governing body that such portions and other provisions of this Agreement receive confidential treatment under the laws, rules and regulations of the Securities and Exchange Commission or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body; provided that, each party will redact all information specifically identifying the dollar amount of this Agreement the level or exclusivity and the term of the Agreement to the extent permitted under applicable laws, rules and regulations.

V.  TREATMENT OF CLAIMS
    -------------------

Liability. EXCEPT AS PROVIDED BELOW IN THE "INDEMNITY" SECTION, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM THE USE OF OR INABILITY TO USE THE NETSCAPE NETWORK OR DCI NETWORK OR ONLINE AREA OR ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. EXCEPT AS PROVIDED BELOW IN THE "INDEMNITY" SECTION, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR MORE THAN THE AGGREGATE AMOUNTS PAYABLE HEREUNDER AS OF THE DATE LIABILITY ACCRUED.

No Additional Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE NETSCAPE NETWORK OR DCI NETWORK OR THE ONLINE AREA OR ANY N/D PUBLISHING TOOLS, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A

                                 Confidential

PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALLY OF THE FOREGOING, NCD SPECIFICALLY DISCLAIM ANY WARRANTY REGARDING THE PROFITABILITY OF THE ONLINE AREA.

Indemnity.  Either party will defend, indemnify, save and hold harmless the
---------
other party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other party from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("Liabilities"), resulting from the indemnifying party's material breach of any duty, representation, or warranty of this Agreement, including gross negligence or willful misconduct.

If a party entitled to indemnification hereunder (the "Indemnified Party") becomes aware of any matter it believes is indemnifiable hereunder involving, any claim, action, suit, investigation, arbitration or other proceeding against the Indemnified Party by any third parry (each an "Action"), the Indemnified Party shall give the other party (the "Indemnifying Party") prompt written notice of such Action. Such notice shall (i) provide the basis on which indemnification is being asserted and (ii) be accompanied by copies of all relevant pleadings, demands, and other papers related to the Action and in the possession of the Indemnified Party. The Indemnifying Party shall have a period of ten (10) days after delivery of such notice to respond. If the Indemnifying Party elects to defend the Action or does not respond within the requisite ten
(10) day period, the Indemnifying Party shall be obligated to defend the Action, at its own expense, and by counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall cooperate, at the expense of the Indemnifying Party, with the Indemnifying Party and its counsel in the defense and the Indemnified Party shall have the right to participate fully, at its own expense, in the defense of such Action. If the Indemnifying Party responds within the required ten (10) day period and elects not to defend such Action, the Indemnified Party shall be free, without prejudice to any of the Indemnified Party's rights hereunder, to compromise or defend (and control the defense of) such Action. In such case, the Indemnifying Party shall cooperate, at its own expense, with the Indemnified Party and its counsel in the defense against such Action and the Indemnifying Party shall have the right to participate fully, at its own expense, in the defense of such Action. Any compromise or settlement of an Action shall require the prior written consent of both parties hereunder, such consent not to be unreasonably withheld or delayed. In the event the Indemnified Party agrees to a settlement or compromise without first obtaining the written consent of the Indemnifying Party, then the Indemnifying Party shall have no obligation, financial or otherwise, for any such settlement or compromise so effected.

Acknowledgment.  NCD AND PARTICIPANT EACH ACKNOWLEDGE THAT THE PROVISIONS OF
--------------
THIS AGREEMENT WERE NEGOTIATED TO REFLECT AN INFORMED, VOLUNTARY ALLOCATION BETWEEN THEM OF ALL RISKS (BOTH KNOWN AND UNKNOWN) ASSOCIATED WITH THE TRANSACTIONS CONTEMPLATED HEREUNDER. THE LIMITATIONS AND DISCLAIMERS RELATED TO WARRANTIES AND LIABILITY CONTAINED IN THIS AGREEMENT ARE

                                 Confidential

INTENDED TO LIMIT THE CIRCUMSTANCES AND EXTENT OF LIABILITY. THE PROVISIONS OF THIS SECTION SHALL BE ENFORCEABLE INDEPENDENT OF AND SEVERABLE FROM ANY OTHER ENFORCEABLE OR UNENFORCEABLE PROVISION OF THIS AGREEMENT.

VI.  ARBITRATION
     -----------

    (a) The parties shall act in good faith and use commercially reasonable efforts to promptly resolve any claim, dispute, claim, controversy or disagreement (each a "Dispute") between the parties or any of their respective subsidiaries, affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby. If the parties cannot resolve the Dispute within such timeframe, the Dispute shall be submitted to the Management Committee for resolution. For ten (10) days after the Dispute was submitted to the Management Committee, the Management Committee shall have the exclusive right to resolve such Dispute; provided further that the Management Committee shall have the final and exclusive right to resolve Disputes arising from any provision of this Agreement which expressly or implicitly provides for the parties to reach mutual agreement as to certain terms. If the Management Committee is unable to amicably resolve the Dispute during the ten (10) day period, then the Management Committee will consider in good faith the possibility of retaining a third party mediator to facilitate resolution of the Dispute. In the event the Management Committee elects not to retain a mediator, the Dispute will be subject to the resolution mechanisms described below. "Management Committee" shall mean a committee made up of a senior executive from each of the parties for the purpose of resolving Disputes under this Section and generally overseeing the relationship between the parties contemplated by this Agreement. Neither party shall seek, nor shall be entitled to seek, binding outside resolution of the Dispute unless and until the parties have been unable to amicably resolve the dispute as set forth in this paragraph (a) and then, only in compliance with the procedures set forth in this Section.

    (b) Except for Disputes relating to issues of (i) proprietary rights, including but not limited to intellectual property and confidentiality, and (ii) any provision of this Agreement which expressly or implicitly provides for the parties to reach mutual agreement as to certain terms (which shall be resolved by the parties solely and exclusively through amicable resolution as set forth in paragraph (a), any Dispute not resolved by amicable resolution as set forth in paragraph (a) shall be governed exclusively and finally by arbitration. Such arbitration shall be conducted by the American Arbitration Association ("AAA") in Washington, D.C. and shall be initiated and conducted in accordance with the Commercial Arbitration Rules ("Commercial Rules") of the AAA, including the AAA Supplementary Procedures for Large Complex Commercial Disputes ("Complex Procedures"), as such rules shall be in effect on the date of delivery of a demand for arbitration ("Demand"), except to the extent that such rules are inconsistent with the provisions set forth herein. Notwithstanding the foregoing, the parties may agree in good faith that the Complex Procedures shall not apply in order to promote the efficient arbitration

                                 Confidential
of Disputes where the nature of the Dispute, including without limitation the amount in controversy, does not justify the application of such procedures.

    (c) The arbitration panel shall consist of three arbitrators. Each party shall name an arbitrator within ten (10) days after the delivery of the Demand. The two arbitrators named by the parties may have prior relationships with the naming party, which in a judicial setting would be considered a conflict of interest. The third arbitrator, selected by the first two, shall be a neutral participant, with no prior working relationship with either party. If the two arbitrators are unable to select a third arbitrator within ten (10) days, a third neutral arbitrator will be appointed by the AAA from the panel of commercial arbitrators of any of the AAA Large and Complex Resolution Programs. If a vacancy in the arbitration panel occurs after the hearings have commenced, the remaining arbitrator or arbitrators may not continue with the hearing and determination of the controversy, unless the parties agree otherwise.

    (d) The Federal Arbitration Act, 9 U.S.C. Secs. 1-16, and not state law, shall govern the arbitrability of all Disputes. The arbitrators shall allow such discovery as is appropriate to the purposes of arbitration in accomplishing a fair, speedy and cost-effective resolution of the Disputes. The arbitrators shall reference the Federal Rules of Civil Procedure then in effect in setting the scope and timing of discovery. The Federal Rules of Evidence shall apply in toto. The arbitrators may enter a default decision against any party who fails to participate in the arbitration proceedings.

    (e) The arbitrators shall have the authority to award compensatory damages only. Any award by the arbitrators shall be accompanied by a written opinion setting forth the findings of fact and conclusions of law relied upon in reaching the decision. The award rendered by the arbitrators shall be final, binding and non-appealable, and judgment upon such award may be entered by any court of competent jurisdiction. The parties agree that the existence, conduct and content of any arbitration shall be kept confidential and no party shall disclose to any person any information about such arbitration, except as may be required by law or by any governmental authority or for financial reporting purposes in each party's financial statements.

    (f) Each party shall pay the fees of its own attorneys, expenses of witnesses and all other expenses and costs in connection with the presentation of such party's case (collectively, "Attorneys' Fees"). The remaining costs of the arbitration, including without limitation, fees of the arbitrators, costs of records or transcripts and administrative fees (collectively, "Arbitration Costs") shall be born equally by the parties. Notwithstanding the foregoing, the arbitrators may modify the allocation of Arbitration Costs and award Attorneys' Fees in those cases where fairness dictates a different allocation of Arbitration Costs between the parties and an award of Attorneys' Fees to the prevailing party as determined by the arbitrators.

    (g) Any Dispute that is not subject to final resolution by the Management Committee or to arbitration under this Section or law (collectively, "Non-Arbitration Claims") shall be brought in a court of competent jurisdiction in the Commonwealth of

                                 Confidential

Virginia. Each party irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and the federal courts situated in the Commonwealth of Virginia, over any and all Non-Arbitration Claims and any and all actions to enforce such claims or to recover damages or other relief in connection with such claims or to enforce a judgment rendered in an arbitration proceeding.

VII.  MISCELLANEOUS
      -------------

Auditing Rights. Each party shall maintain complete, clear and accurate records
---------------
of all expenses, revenues, fees, transactions and related documentation (including agreements) in connection with the performance of this Agreement ("Records"). All such Records shall be maintained for a minimum of five (5) years following termination of this Agreement. For the sole purpose of ensuring compliance with this Agreement, each party shall have the right, at its expense, to direct an independent certified public accounting firm subject to strict confidentiality restrictions to conduct a reasonable and necessary copying and inspection of portions of the Records of the other party which are directly related to amounts payable to the party requesting the audit pursuant to this Agreement. Any such audit may be conducted after twenty (20) business days prior written notice, subject to the following. Such audits shall not be made more frequently than once every twelve months. No such audit of N/D shall occur during the period beginning on June 1 and ending October 1. In lieu of providing access to its Records as described above, a party shall be entitled to provide the other party with a report from an independent certified public accounting firm confirming the information to be derived from such Records.

Excuse. Neither party shall be liable for, or be considered in breach of or
------
default under this Agreement on account of, any delay or failure) perform as required by this Agreement as a result of any causes or conditions which are beyond such party's reasonable control and which such party is unable to overcome by the exercise of reasonable diligence.

Independent Contractors. The parties to this Agreement are independent
-----------------------
contractors. Neither party is an agent, representative or partner of the other party. Neither party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other party. This Agreement shall not be interpreted or construed to create an association, agency, joint venture or partnership between the parties or to impose any liability attributable to such a relationship upon either party.

Notice. Any notice, approval, request, authorization, direction or other
------
communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered personally to the party to whom the same is directed; (ii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iii) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. In the case of N/D, such notice will be provided to both the Senior Vice President for Business Affairs, America

                                 Confidential

Online, Inc. [*] and the General Counsel, Netscape Communications Corporation [*] or the AOL General Counsel (for DCI) [*], each at the address of AOL set forth in the first paragraph of this Agreement. In the case of Participant except as otherwise specified herein, the notice address shall be the address for Participant set forth in the first paragraph of this Agreement, with the other relevant notice information, including the recipient for notice and, as applicable, such recipient's fax number or e-mail address, to be as reasonably identified by NCD.

No Waiver. The failure of either party to insist upon or enforce strict
---------
performance by the other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same shall be and remain in full force and effect.

Return of Information. Upon the expiration or termination of this Agreement each
---------------------
party shall, upon the written request of the other party, return or destroy (at the option of the party receiving the request) all of the other party's Confidential Information.

Survival. Section 7.7 of the Interactive Services Agreement, Section III of
--------
Exhibit D to the Interactive Services Agreement, Section III, IV, V, VI and VII of this Exhibit G of the Interactive Services Agreement, Section B5 of Exhibit Al and Section 1 and 2 of Exhibit C shall survive the completion, expiration, termination or cancellation of this Agreement.

Entire Agreement. This Agreement sets forth the entire agreement and supersedes
---------------
any and all prior agreements of the parties with respect to the transactions set forth herein. Neither party shall be bound by, and each party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other party in any correspondence or other document, unless the party to be bound thereby specifically agrees to such provision in writing.

Amendment. No change, amendment or modification of any provision of this
---------
Agreement shall be valid unless set forth in a written instrument signed by the party subject to enforcement of such amendment.

Further Assurances. Each party shall take such action (including, but not
------------------
limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by any other party for the implementation or continuing performance of this Agreement

Assignment. Participant shall not assign this Agreement or any right, interest
----------
or benefit under this Agreement without the prior written consent of AOL, provided, however, that Participant may assign this Agreement without such consent in connection with any merger, consolidation, any sale of all or substantially all of Participant's assets or any other transaction in which more than fifty percent (50%) of Participant's voting securities are transferred, resulting in change-of-control of Participant which is not to an Interactive Service

[*] Confidential Treatment Requested

                                 Confidential
and subject to all of the terms of this Agreement All other assumptions of this Agreement by any successor to Participant (including, without limitation, by way of merger or consolidation shall be subject to AOL's prior written approval which shall not be unreasonably withheld or delayed. Any such notice of disapproval shall specify with particularity all of the bases for the disapproval. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

Construction; Severability. In the event that any provision of this Agreement
--------------------------
conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the parties to this Agreement, (i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

Remedies. Except where otherwise specified, the rights and remedies granted to a
--------
party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the party may possess at law or in equity.

Applicable Law; Jurisdiction. This Agreement shall be interpreted, construed and
----------------------------
enforced in all respects in accordance with the laws of the Commonwealth of Virginia except for its conflicts of laws principles. Each party irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and the federal courts situated in the Commonwealth of Virginia, in connection with any action to enforce the provisions of this Agreement to recover damages or other relief for breach or default under this Agreement, or otherwise arising under or by reason of this Agreement.

Export Controls. Both parties shall adhere to all applicable laws, regulations
---------------
and rules relating to the export of technical data and shall not export or re-export any technical data, any products received from the other party or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

Headings. The captions and headings used in this Agreement are inserted for
--------
convenience only and shall not affect the meaning or interpretation of this Agreement.

Counterparts. This Agreement may be executed in counterparts, each of which
------------
shall be deemed an original and all of which together shall constitute one and the same document.

                                 Confidential

                            EXHIBIT H NAMED ENTITIES

Participant may update this list a maximum of once per quarter and may add up to 2 additional Named Entities per quarter up to a total maximum of 30 Named Entities at any given time.

    [*]

[*] Confidential Treatment Requested

                                 Confidential

                 EXHIBIT I: PARTICIPANT CONTENT FOR INDEX PAGE

    RateWatch
    How much can you afford?
    Rent vs. Buy
    Refinance Decisions
    Choose the Right Mortgage
    Choose a Realtor
    Estimated Closing Costs
    Down Payment Strategies
    Home Buying Process
    HomeWatch
    Rate Shopper
    Home Valuation
    Closing Costs
    Glossary
    Preapproval
    Prequalification
    Full Application
    How Agents Work
    Define Agent Needs
    Find an Agent
    Compare Schools
    Community Reports

                                 Confidential

                   EXHIBIT J: DETAILED NETSCAPE CARRIAGE PLAN

[*]

[*] Confidential Treatment Requested

                                 Confidential

                            EXHIBIT K: WEEKLY REPORT

[*]

[*] Confidential Treatment Requested

                            EXHIBIT L: PRESS RELEASE

iOWN JOINS WITH AOL'S NETCENTER AND DIGITAL CITY IN A MULTI-YEAR, MULTI-MILLION DOLLAR ALLIANCE

Alliance Brings iOwn's Mortgage Services to Millions Via AOL, Inc. Brands

Agreement Highlights AOL, Inc.'s Multi-Brand Strategy

Dulles, VA and San Francisco, CA, XXX XX, 1999 - America Online, Inc. (NYSE:
AOL), the world's leading interactive services company, and iOwn, Inc., a leading online mortgage company, today announced a multi-year marketing and e-commerce alliance to bring the convenience and value of iOwn's mortgage services to the millions of visitors to AOL's Netcenter and Digital City sites.

According to the multi-year, multi-million dollar agreement, iOwn will be the exclusive provider of mortgage aggregation services in the Netcenter and Digital City Mortgage Centers and Real Estate areas. iOwn's mortgage-related services will also be available on a non-exclusive basis in certain other finance-related areas of Netcenter and Digital City.

iOwn will offer visitors to Netcenter and Digital City a variety of home finance services, including real-time mortgage rates from a range of leading national lenders, free loan prequalification and preapproval and the ability to apply for mortgages online. iOwn enables consumers to better evaluate their home finance choices, by providing detailed information, up-front on the entire mortgage process, such as iOwn's exclusive closing costs estimates which are county and even city specific.

"With iOwn, these AOL brands can offer consumers a one-stop location where they can easily shop for, compare and apply for mortgages from a variety of leading mortgage providers," said Barry Schuler, President of AOL Interactive Services. "iOwn's suite of on-line mortgage services will help us simplify the home financing process for visitors to our Netcenter and Digital City sites."

Schuler added: "This agreement also reinforces the value of AOL's multi-brand strategy. Our new pact with iOwn is the first cross-brand agreement for AOL, Inc. to not feature the flagship AOL service and AOL.COM, and highlights the tremendous advantage of our ability to offer our partners a variety of top online brand resources that can best serve their unique needs."

"We are excited to work with these key AOL properties to give consumers the information and tools they need to make confident home financing decisions," said Ned Hoyt, iOwn CEO and President. "The Mortgage Center will provide consumers with the ability to easily shop for the best rates, educate themselves on the home financing process and apply online to take advantage of iOwn's significant cost savings."

About America Online

                                 Confidential

Founded in 1985, America Online, Inc., based in Dulles, Virginia, is the world's leader in interactive services, Web brands, Internet technologies, and e-commerce services. America Online, Inc. operates: two worldwide Internet services, America Online, with more than 17 million members, and CompuServe, with approximately 2 million members; several leading Internet brands including ICQ and Digital City, Inc.; the Netscape Netcenter and AOL.COM portals; and the Netscape Navigator and Communicator browsers. Through its strategic alliance with Sun Microsystems, the Company develops and offers easy-to-deploy, end-to-end e-commerce and enterprise solutions for companies operating in the Net Economy.

About iOwn.com

iOwn, Inc., (www.iown.com), is a leading Internet mortgage company that helps consumers find both a home and a low-cost mortgage online. Through onsite content, customized tools and experienced loan specialists, who support each customer throughout the entire mortgage transaction, iOwn simplifies the home buying and refinancing process, while passing on significant financial savings to the customer. Consumers can use the site to shop and compare rates, search for a home from a large selection of current home listings, investigate neighborhoods, prequalify, preapprove and apply for their mortgage. iOwn was founded in October 1996 as HomeShark, Inc., and has headquarters in San Francisco, Calif., with a customer service center in Martinez, Calif.

                                 Confidential
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